Exhibit 99.01

  PRAXAIR, INC.

  10 RIVERVIEW DRIVE

  DANBURY, CT 06810

PLEASE READ THE PROXY VOTING INSTRUCTIONS BELOW

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SPECIAL MEETING ADMISSION SEE REVERSE SIDE FOR DETAILS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31480-TBD                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

¤        FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL        ¤

    PRAXAIR, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:	For	Against	Abstain

Proposal 1: Business Combination Proposal. A proposal to adopt the business combination agreement, dated as of June 1, 2017, by and among Praxair, Inc., Linde Aktiengesellschaft, Linde plc (f/k/a Zamalight plc), Zamalight Holdco LLC and Zamalight Subco, Inc., as the same may be amended from time to time, and to approve the transactions contemplated thereby.	☐	☐	☐

Proposal 2: Distributable Reserves Creation Proposal. A non-binding advisory proposal to approve the reduction of the share premium account of Linde plc to allow for the creation of distributable reserves of Linde plc.	☐	☐	☐

Proposal 3: Compensation Proposal. A non-binding, advisory proposal to approve the compensation that may become payable to Praxair, Inc.’s named executive officers in connection with the business combination.	☐	☐	☐

Proposal 4: Shareholder Adjournment Proposal. A proposal to adjourn the Praxair special meeting, if necessary or appropriate, to (1) solicit additional proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of shareholders to approve the business combination proposal and/or (2) hold the special meeting on a date that is on or about the date of the expiration of the acceptance period as defined in the proxy statement, in the event that such date of expiration is extended.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please be sure to sign and date this proxy card in the box below.

Please sign name exactly as it appears on this proxy card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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SPECIAL MEETING OF SHAREHOLDERS — [TBD], 2017 AT [TBD], EASTERN TIME.

[TBD]

IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE:

*	Only shareholders, and the invited guests of Praxair, Inc. will be granted admission to the Special Meeting.

*	To assure admittance:

–	If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the [TBD], 2017 record date

–	Please bring this ticket

–	Please bring a photo ID, if you hold shares of record as of [TBD], 2017, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan (“DRISP”)

–	Please bring your Praxair ID if you are an employee shareholder

*	The Special Meeting will start promptly at [TBD], Eastern Time on [TBD], 2017.

DIRECTIONS TO THE SPECIAL MEETING

[TBD]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [TBD], 2017:

THE PROXY STATEMENT IS NOW AVAILABLE FOR VIEWING AND DOWNLOADING AT:

www.praxair.com/proxy

www.proxyvote.com

Your vote is important!

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¤ FOLD AND DETACH HERE ¤	E31481-TBD

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.

for the Special Meeting of Shareholders on [TBD], 2017

I (we) hereby authorize Matthew J. White and Guillermo Bichara, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Special Meeting of Shareholders of Praxair, Inc. to be held at [TBD] on [TBD], 2017 at [TBD], Eastern Time, or any adjournment or postponement thereof, the number of shares of common stock of Praxair, Inc. which I (we) would be entitled to vote if personally present. The proxies shall vote such shares as directed on the reverse side of this proxy card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. I (we) revoke all proxies heretofore given to vote at the Special Meeting.

If I (we) properly sign and return this proxy card, my (our) shares will be voted as I (we) specify on each Proposal. If I (we) do not specify a choice on one or more Proposals, the proxies will vote my (our) shares as the Board of Directors recommends on each such Proposal.

For Participants in the Praxair Retirement Savings Plan, the Savings Program for Employees of Praxair Puerto Rico, BV and its Participating Subsidiary Companies, or the Dow Chemical Company Employee Savings Plans: As to those shares of Praxair, Inc. common stock, if any, that are held for me in the aforementioned Savings Plans, I instruct the Trustee of the applicable Savings Plan to vote my shares as I have directed on the reverse side of this proxy card. Where I do not specify a choice, the shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

(Continued, and to be marked, dated and signed, on the reverse side)

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